Exhibit 5.2

July 27, 2026

Carbon Zero Technologies International Inc.

8 Eu Tong Sen Street, #16-81

The Central, Singapore，059818

Tel: +65 6592 7626

RE: Carbon Zero Technologies International Inc.

Ladies and Gentlemen:

We are acting as U.S. counsel to Carbon Zero Technologies International Inc., a company incorporated in the Cayman Islands (the “Company”), with reference being made herein to the Registration Statement on Form F-1 (Registration No. 333-280115) filed by the Company, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus and all amendments and supplements thereto (the “Registration Statement”), relating to the registration of (i) ordinary shares, par value US$0.00001 per share, of the Company, which will be represented by American depositary shares (“ADSs”) evidenced by American depositary receipts, (ii) an underwriter purchase option to purchase up to 5% of the ADSs sold in the offering to be issued to the underwriter(s) (the “Underwriter Purchase Option”), and (iii) the ADSs issuable upon exercise of the Underwriter Purchase Option.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of the Underwriter Purchase Option, and (iii) such other documents and records as we have deemed necessary. With respect to such examination, for the purposes of the opinion expressed herein, we have assumed (without investigation) the genuineness of all signatures, the legal capacity of all natural persons, the correctness of all certificates, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have assumed that the Company has the requisite legal power and authority under the law of the Cayman Islands to execute and deliver the Underwriter Purchase Option and perform its obligations thereunder. In addition, in rendering this opinion, we assumed that the securities issuable under the Underwriter Purchase Option were or will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

We are admitted to practice in the State of New York. In rendering this opinion, our examination of matters of law have been limited to, and we express no opinion as to the laws of any state or jurisdiction other than, (i) the applicable laws of the State of New York and (ii) federal securities laws of the United States of America ((i) and (ii) together, “Applicable Law”). We express no opinion concerning any matters respecting or affected by any laws other than Applicable Law that a lawyer in New York exercising customary professional diligence would reasonably recognize as being directly applicable to the transactions contemplated by the Underwriter Purchase Option.

Australia | Canada | China | Colombia | France | Germany | Israel | Morocco | Poland Russia |

South Korea | United Arab Emirates | United Kingdom | United States

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Based upon the foregoing, we are of the opinion that to the extent governed by Applicable Law, the Underwriter Purchase Option has been duly authorized and, when executed, registered and delivered and paid for in the manner contemplated by the Registration Statement, will constitute valid and legally binding obligations of the Company.

The foregoing opinion is qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion has been prepared for use in connection with the Registration Statement.

You are separately receiving an opinion from your Cayman Islands counsel, Ogier, with respect to the corporate proceedings, validity of the securities and such other matters set forth therein relating to the securities issuable pursuant to the Underwriter Purchase Option.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement on the date hereof, to the use of our name as your U.S. counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Rimon P.C.

Rimon P.C.

400 Madison Ave, Suite 11D, New York, NY 10017 | 212.515.9979 545 Middlefield Road, Suite 260, Menlo Park, CA 94025 | 415.869.7180

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